UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2010

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 1, 2010, at a meeting of the Board of Directors of Sun Bancorp, Inc. (the “Company”) following the Annual Meeting of Stockholders, the Board of Directors appointed Anthony R. Coscia and William J. Marino to the Board of Directors of the Company each for a term to expire at the next Annual Meeting of Stockholders.  Mr. Coscia is a Partner of Windels Marx Lane & Mittendorf, LLP, a law firm based in New York, New York.  He also serves as Chairman of the Board of Commissioners of the Port Authority of New York and New Jersey and as a Director of the National Railroad Passenger Corporation (“Amtrak”).  Mr. Marino is Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey, the state’s largest health insurer.  He serves on the board of the Blue Cross Blue Shield Association and is a member of its Health Policy and Legislation Committee.  Mr. Marino is Chairman of the New Jersey Performing Arts Center and former Chairman of the New Jersey State Chamber of Commerce.

Pursuant to the terms of the Securities Purchase Agreements entered into on July 7, 2010, the Company had agreed that effective immediately after the Annual Meeting, the Board of Directors of the Company would consist of 12 members who would be the members elected at the Annual Meeting held on November 1, 2010 and two additional independent directors.  Mr. Coscia and Mr. Marino were selected pursuant to this requirement.

Mr. Coscia and Mr. Marino are expected to be appointed to the board of directors of Sun National Bank following regulatory approval by the Office of the Comptroller of the Currency.  Neither has been appointed to any committee of the Board of Directors of the Company.  There are no transactions between the Company and either of Mr.Coscia or Mr. Marino of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on November 2, 2010 announcing the appointments, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2010, following approval of the proposed amendment by stockholders, the Company filed a Certificate of Amendment with the New Jersey Department of Treasury, Department of Revenue to amend Article V of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.  The Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 1, 2010, the Company held its annual meeting of stockholders at which the following items were voted on.

(1)	Election of Directors

Nominee	For	Withheld	Broker Non-Vote

Bernard A. Brown	13,067,649	3,866,419	4,143,721
Wilbur L. Ross, Jr.	12,699,753	4,234,315	4,143,721
Sidney R. Brown	13,067,734	3,866,334	4,143,721
Peter Galetto, Jr.	14,879,817	2,054,251	4,143,721
Anne E. Koons	12,163,178	4,770,890	4,143,721
Douglas J. Heun	14,611,024	2,323,044	4,143,721
Jeffrey S. Brown	12,825,159	4,108,909	4,143,721
Alfonse M. Mattia	16,090,053	844,015	4,143,721
Eli Kramer	15,550,436	1,383,632	4,143,721
Thomas X. Geisel	13,080,358	3,853,710	4,143,721

There were no abstentions in the election of directors.

(2)
Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000 shares.

For	Against	Abstain
20,550,703	458,794	68,292

There were no broker non-votes on the proposal to amend the Amended and Restated Certificate of Incorporation.

(3)
Approval of the Private Placement transaction, including the issuance of shares of common stock upon the conversion of the company’s recently issued shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B, as contemplated by the securities purchase agreements described in the Proxy Statement and for purposes of NASDAQ Listing Rule 563.

For	Against	Abstain	Broker Non-Vote
16,504,885	383,018	46,164	4,143,721

(4)	Approval of the Company’s 2010 Stock-Based Incentive Plan.

For	Against	Abstain	Broker Non-Vote
11,563,513	5,145,757	224,799	4,143,721

(5)	Approval of the Company’s 2010 Performance Equity Plan.

For	Against	Abstain	Broker Non-Vote
11,823,724	4,880,098	230,246	4,143,721

(6)	Approval to grant discretionary authority to adjourn the Annual Meeting in certain circumstances.

For	Against	Abstain
16,633,521	4,326,484	117,785

There were no broker non-votes on the proposal to adjourn the Annual Meeting.

(7)	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
20,931,924	87,869	57,997

There were no broker non-votes on the ratification of auditors.

The Company issued a press release on November 2, 2010 announcing the results of the Annual Meeting, a copy of which is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                                      Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
99.1	Press Release Dated November 2, 2010
99.2	Press Release Dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN BANCORP, INC.

Date:	November 4, 2010	By:	/s/ Thomas X. Geisel
Thomas X. Geisel
President and Chief Executive Officer
(Duly Authorized Officer)